SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported) March 31, 2006

                           NEWKIRK REALTY TRUST, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

          Maryland                     1-32662                  20-3164488
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(State or Other Jurisdiction   (Commission File Number)       (IRS Employer
     of Incorporation)                                    Identification Number)

                     THE NEWKIRK MASTER LIMITED PARTNERSHIP
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                     0-50268                  11-3636084
----------------------------   ------------------------   ----------------------
(State or Other Jurisdiction   (Commission File Number)       (IRS Employer
     of Incorporation)                                    Identification Number)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts       02114
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(Address of Principal Executive Offices)                              (Zip Code)

       Registrant's Telephone Number, Including Area Code: (617) 570-4680

        Former Name or Former Address, if Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. Entry into a Material Definitive Agreement.

Joint Venture Transaction

      On March 31, 2006, The Newkirk Master Limited Partnership (the "Operating Partnership"), the operating partnership of Newkirk Realty Trust, Inc., entered into a joint venture with WRT Realty, L.P., the operating partnership for Winthrop Realty Trust ("Winthrop") and FUR Holdings LLC, the controlling entity of the outside advisors of both the Operating Partnership and Winthrop. The joint venture was formed for the purpose of acquiring and originating loans secured, directly and indirectly, by real estate assets. Each of the Operating Partnership and Winthrop has committed to invest up to $50 million each in the joint venture. Each of the Operating Partnership and Winthrop hold a 50% interest in the joint venture with FUR Holdings acting solely as a non-equity administrative manager. FUR Holdings is entitled to no fees from the joint venture. Management of the joint venture is vested in an investment committee that consists of an equal number of members appointed by each of the Operating Partnership and Winthrop with one additional member being appointed by FUR Holdings. All actions to be taken by the joint venture for which investment committee approval is required requires the consent of at least one member of the investment committee appointed by the Operating Partnership.

      The assets of the joint venture will be held in one of three subsidiaries established by the joint venture. The joint venture entered into a $300 million repurchase agreement with Column Financial Inc. pursuant to which the joint venture expects to leverage up to 75% of the assets held in the joint venture (the "Column Repurchase Agreement") at a rate of LIBOR plus a range of .60% to 1%, depending on the underlying asset. It is further anticipated that the joint venture will enter into a second repurchase agreement enabling the joint venture to obtain an additional $200 million in leverage. Accordingly, it is presently contemplated that the joint venture will acquire and originate an aggregate of approximately $600 million in loan obligations secured by real estate assets. Upon acquisition and origination of a sufficient level of loan obligations, the joint venture may form one or more collateral debt obligation pools in order to realize additional value from these investments.

      The Operating Partnership's previously acquired loan assets secured by properties leased to Toys "R" Us and JPMorgan Chase, as well as certain corporate bonds, were contributed to the joint venture as the Operating Partnership's initial capital contribution. After giving effect to financing provided on these assets from the Column Repurchase Agreement, each of the Operating Partnership's and Winthrop's initial capital contributions to the joint venture were $10,873,689.62.

Albertson's Sale

      On April 3, 2006, the Operating Partnership entered into a letter of intent to sell 50 of its retail properties that are leased to Albertson's Inc. to Kimco Realty Corporation and Schottenstein Stores Corporation for a gross purchase price of $160 million. The sale is subject to a number of conditions including buyers' due diligence review of the properties and the consummation by buyers of their acquisition of certain assets of Albertson's Inc. It is expected that the transaction will be consummated, if at all, during the third quarter of 2006.

ITEM 8.01 Other Events

      The Operating Partnership acquired a 639,000 square foot property located in Statesville, North Carolina for a purchase price of $20,500,000. The property, which serves as a distribution facility for LA-Z-Boy Incorporated, is currently leased to LA-Z-Boy Greensboro Inc. and guaranteed by LA-Z-Boy Incorporated.

ITEM 9.01. Financial Statements and Exhibits

      (d) Exhibits

            10.1 Limited Liability Company Agreement of 111 Debt Holdings LLC, dated March 31, 2006, among The Newkirk Master Limited Partnership, WRT Realty, L.P. and FUR Holdings LLC

            10.2 Master Repurchase Agreement, dated March 30, 2006, among Column Financial Inc., 111 Debt Acquisition LLC, 111 Debt Acquisition Mezz LLC and Newkirk Realty Trust, Inc.

            99.1  Press Release issued March 31, 2006

            99.2  Press Release issued April 3, 2006

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 4th day of April, 2006.

                                          NEWKIRK REALTY TRUST, INC.


                                          By: /s/ Peter Braverman
                                              ----------------------------------
                                              Peter Braverman
                                              President

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 4th day of April, 2006.

                                          THE NEWKIRK MASTER LIMITED PARTNERSHIP

                                          By: Newkirk Realty Trust, Inc.

                                              By: /s/ Peter Braverman
                                                  ------------------------------
                                                  Peter Braverman
                                                  President